UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 8, 2026

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Wheeler Way
Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On May 8, 2026, Mr. Randolph Jones and the Board of Directors (the “Board”) of Ten Holdings, Inc. (the “Company) mutually agreed Mr. Jones would step down as Chief Executive Officer and Chairman of the Board effective May 8, 2026 (the “Effective Date”). Mr. Jones’s separation from the Company is not the result of any dispute or disagreement with the Company or any matter related to the Company’s operations, policies or practices.

In connection with Mr. Jones’s departure, the Company and Mr. Jones have entered into a separation agreement, effective as of the Effective Date (the “Separation Agreement”), pursuant to which Mr. Jones will receive six months of continued payment of his base salary (at a rate of $300,000 per year) and will be permitted to exercise any of his vested stock options pursuant to the award agreements for such options for a period of one-year beginning on the Effective Date. The Separation Agreement includes a standard general release of all claims Mr. Jones may have against the Company.

Appointment of Chief Executive Officer

On May 8, 2026, the Board appointed Mr. Virgilio Torres, the Company’s Chief Financial Officer, as Chief Executive Officer and Chairman of the Board effective May 8, 2026. Mr. Torres will continue to serve as the Company’s Chief Financial Officer in addition to his role as Chief Executive Officer during the search for a new Chief Financial Officer.

There are no arrangements or understandings between Mr. Torres and any other person related to his appointment as Chief Executive Officer. There is no family relationship between Mr. Torres and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Torres that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Mr. Torres will continue to be compensated pursuant to the terms of his existing employment arrangement with the Company. Any material changes or amendments to Mr. Torres’s compensation arrangements in connection with his appointment as the Chief Executive Officer have not yet been determined. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company intends to file an amendment to this Current Report on Form 8-K if and when such information is available.

A description of Mr. Torres’s business experience which is required to be disclosed by Item 401(e) of Regulation S-K can be found in the Company’s Annual Report on Form 10-K filed on March 18, 2026 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: May 8, 2026	By:	/s/ Virgilio Torres
Virgilio Torres Chief Executive Officer and Chief Financial Officer